EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement pertaining to the 2001 Incentive Stock Option Plan (Form S-8, No. 333-     ) of United Bankshares, Inc., of our report dated February 20, 2003, with respect to the consolidated financial statements of United Bankshares, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Charleston, West Virginia
June 25, 2003

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